Exhibit 99.1

ABCO ENERGY, INC. ANNOUNCES 1-FOR-10 REVERSE STOCK SPLIT
TUCSON, AZ, December 13, 2016, ABCO Energy, Inc., (OTCQB: ABCO; “ABCE” the “Company” or “we”), today announced a reverse stock split of its shares of common stock at a ratio of 1-for-10.  The is necessary due to the extreme increase in shares created by the convertible debenture conversions and sales over the past three months.
The Reverse Stock Split is expected to become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on December 23, 2016 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split adjusted basis.  On the Effective Date, the Company’s trading symbol will change to “ABCED” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “ABCE”.

On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 10.  As a result of the reverse stock split, the Company’s issued an outstanding shares of common stock will decrease to approximately 26,790,000 million post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below from approximately 267,900,000 million pre-split shares.

No fractional shares will be issued, and no cash or other consideration will be paid.  Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below.  The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

VStock Transfer
18 Lafayette Place
Woodmere, New York 11598
Phone: (212) 828-8436
Facsimile: (646) 536-3179

All options, warrants, and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 10 and multiplying the exercise or conversion price thereof by 10 as a result of the Reverse Stock Split.

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The Reverse Stock Split is being effected in accordance with the Company’s obligation to effect a reverse stock split of the Common Stock not later than December 22, 2016, to facilitate the consummation of the Securities Purchase Agreement with Blackbridge Capital, LLC, effective September 30, 2016, pursuant to which Blackbridge agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock.  See the Company’s Form 8-K filed with the SEC on November 29, 2016. In addition, OTCQB markets has notified the Company that they will reduce the trading level of the Company shares to the pink sheets in May 2017 if the stock does not trade at a price of  $0.01 USD  or more for 10  business days.

For additional information regarding the reverse stock split, reference is made to the Company’s Current Report on Form 8-K dated December 13, 2016, as filed with the Securities and Exchange Commission.

ABCO Energy, Inc. is an Arizona licensed contractor for sales and installation of Photovoltaic Solar Systems, Solar Street Lighting and installation of LED and energy conservation lighting systems in their markets.  ABCO provides products and services to residential, commercial, government and non-profit entities in all their markets.

Safe Harbor Statement
Note:  Certain statements in this news release may contain “forward-looking” information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-5 under the Securities Act of 1934 and are subject to the safe harbor created by those rules.  All statements, other than the statements of fact, included in this press release may include forward-looking statements that involve risks and uncertainties.  There can be no assurance that such statements will be accurate and actual results and future events could differ materially from those anticipated in such statements.  ABCO undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances or to reflect unanticipated events or developments. This press release should be read with all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

INVESTOR RELATIONS CONTACT:
Benchmark Advisory Partners, LLC
Timothy Connor, President
2010 Jimmy Durante Blvd.
Carlsbad, CA 92009
Phone: 866-703-4778
admin@bmarkadvisory.com

CORPORATE CONTACT INFORMATION:
Charles O’Dowd, President
Email: info@abcoenergy.com
2100 North Wilmot, Suite 211
Tucson, Arizona 85712
Phone: 520-777-0511
Website www.abcoenergy.com

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